EXHIBIT C

                              LETTER OF TRANSMITTAL

                                    Regarding

                                      Units

                                       of

                     ROBECO-SAGE MULTI-STRATEGY FUND, L.L.C.

                   Tendered Pursuant to the Offer to Purchase

                               Dated March 4, 2008

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                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

            AT, 12:00 MIDNIGHT, EASTERN TIME, ON MARCH 31, 2008, AND
                       THIS LETTER OF TRANSMITTAL MUST BE

             RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME,
                 ON MARCH 31, 2008 UNLESS THE OFFER IS EXTENDED.

--------------------------------------------------------------------------------

          COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN OR DELIVER TO:

                     Robeco-Sage Multi-Strategy Fund, L.L.C.
                           c/o UMB Fund Services, Inc.
                                  P.O. Box 2175
                           Milwaukee, Wisconsin 53201
                        Attn: Tender Offer Administrator

                           For additional information:


                              Phone: (877) 491-4991

                               Fax: (816) 860-3140

Robeco-Sage Multi-Strategy Fund, L.L.C.

Ladies and Gentlemen:

      The undersigned hereby tenders to Robeco-Sage Multi-Strategy Fund, L.L.C. (the "Fund"), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, the units of limited liability company interests in the Fund (a "Unit" or "Units" as the context requires) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated March 4, 2008 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer"). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

      The undersigned hereby sells to the Fund the Units tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Units tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

      The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Units of the Fund or portions thereof tendered hereby.

      A promissory note for the purchase price will be mailed to the undersigned. The initial payment of the purchase price for the Units tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering member in the sole discretion of the Board of Managers of the Fund. The promissory note will also reflect the contingent payment portion of the purchase price (the "Contingent Payment"), if any, as described in Section 6 of the Offer to Purchase. Any Contingent Payment of cash due pursuant to the promissory note will also be made by wire transfer of funds to the undersigned's account. The undersigned recognizes that the amount of the purchase price for Units will be based on the unaudited net asset value of the Fund as of June 30, 2008 or, if the Offer is extended, approximately 90 days after the expiration date of the Offer, as described in Section 7. The Contingent Payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund's financial statements which is anticipated to be completed not later than 60 days after March 31, 2009, the Fund's fiscal year end, and will be paid promptly thereafter.

      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding

Robeco-Sage Multi-Strategy Fund, L.L.C.

on  the  heirs,  personal   representatives,   successors  and  assigns  of  the
undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:

ROBECO-SAGE MULTI-STRATEGY FUND, L.L.C., C/O UMB FUND SERVICES, INC., P.O. BOX 2175, MILWAUKEE WI 53201, ATTN: TENDER OFFER ADMINISTRATOR.

FOR ADDITIONAL INFORMATION: PHONE: (877) 491-4991 FAX: (816) 860-3140.

PART 1. NAME AND ADDRESS:

        Name of Member:
                        --------------------------------------------------------

        Social Security No.

        or Taxpayer

        Identification No.:
                            --------------------

        Telephone Number: (      )
                          ----------------------

PART 2. AMOUNT OF UNITS OF LIMITED LIABILITY COMPANY INTERESTS IN THE FUND BEING
TENDERED:

        [ ]   All Units.

        [ ] Portion of Units expressed as a specific dollar value. (A minimum interest with a value greater than: $100,000, or such other amount as is determined by the Board of Managers, must be maintained in the Fund (the "Required Minimum Balance").)

                            $
                             ----------------------------

        [ ] Portion of Units. (A minimum interest with a value greater than the Required Minimum Balance must be maintained in the Fund.)

                            Number of Units:
                                             ------------

        [ ]   All Units in excess of the Required Minimum Balance.

              * The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.


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

PART 3. PAYMENT.

Robeco-Sage Multi-Strategy Fund, L.L.C.

        CASH PAYMENT

        Cash  Payments shall be wire transferred to the following account:

                        ---------------------------------
                                  Name of Bank

                        ---------------------------------
                                 Address of Bank

                        ---------------------------------
                                   ABA Number

                        ---------------------------------
                                 Account Number

                        ---------------------------------
                        Name Under Which Account Is Held

        PROMISSORY NOTE

        The promissory note reflecting both the initial portion of the purchase price and balance due, if applicable, will be mailed directly to the undersigned to the address of the undersigned as maintained in the books and records of the Fund.


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

Robeco-Sage Multi-Strategy Fund, L.L.C.

PART 4. SIGNATURE(S).

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
FOR INDIVIDUAL INVESTORS                            FOR OTHER INVESTORS:
------------------------                            --------------------
AND JOINT TENANTS:
------------------



-----------------------------------------------     ----------------------------------------------

Signature                                           Print Name of Investor

(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED

ON INVESTOR CERTIFICATION)



-----------------------------------------------     ----------------------------------------------

Print Name of Investor                              Signature

                                                    (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED

                                                    ON INVESTOR CERTIFICATION)



-----------------------------------------------     ----------------------------------------------

Joint Tenant Signature if necessary                 Print Name of Signatory and Title

(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED

ON INVESTOR CERTIFICATION)



-----------------------------------------------     ----------------------------------------------

Print Name of Joint Tenant                          Co-signatory if necessary

                                                    (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED

                                                    ON INVESTOR CERTIFICATION)



                                                    ----------------------------------------------

                                                    Print Name and Title of Co-signatory


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

Date:
       ---------------------------


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